UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2009

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

581 Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

Independent registered public accounting firm being dismissed.

On November 23, 2009, the Company's Board of Directors ratified the recommendation of the Audit Committee that, upon completion of the 2009 engagement and the filing of the Company's Annual Report on Form 10-K for the year ending December 31, 2009, Vavrinek, Trine, Day & Co., LLP ("VTD") will be dismissed as the Company's independent registered public accounting firm.  VTD's reports on the Company's consolidated financial statements as of and for the fiscal years  ended December 31, 2007 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2007 and 2008 and the subsequent period through the date of this filing, there were no disagreements with VTD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to VTD's satisfaction, would have caused VTD to make reference thereon in their reports on the financial statements for such years.  Also during that period there have been no reportable events described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee determined that the time was opportune to engage in a "request for proposal" process for choosing the Company's auditor for 2010. The decision to dismiss VTD and engage a new accounting firm resulted from the RFP process, in which VTD participated.

New independent accounting firm.

On November 23, 2009, the Company's Board of Directors ratified the recommendation of the Audit Committee to appoint Perry-Smith LLP ("P-S") as the Company's new independent registered public accounting firm beginning for fiscal 2010.  Finalization of an engagement letter between the Company and P-S is in process.  During the fiscal years ended December 31, 2007 and 2008, and through the date of this filing, neither the Company nor anyone acting on its behalf consulted with P-S regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.                   Financial Statement and Exhibits

Exhibit 16                   Letter of Vavrinek, Trine, Day & Co., LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2009	MISSION COMMUNITY BANCORP
By: /s/ Ronald B. Pigeon
Ronald B. Pigeon Executive Vice President and Chief Financial Officer